UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2008

AFH Holding III, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-52849	26-1365024
(State of other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

9595 Wilshire Blvd., Suite 939
Beverly Hills, CA		90212
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (310) 300-3431

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.  Unregistered Sales of Equity Securities.

On April 28, 2008, the Registrant consummated a private placement offering (the "Offering") of an aggregate of 355,000 shares of Registrant’s Common Stock at a purchase price of $2.00 per share. The Offering was conducted on a “best efforts” basis and available solely to “accredited investors” (as defined in Rule 501 promulgated under Regulation D under the Securities Act of 1933, as amended (the “Securities Act”)). The Offering, which had commenced on February 1, 2008, was conducted pursuant to the exemptions from the registration requirements of the Securities Act pursuant to Section 4(2) and Rule 506 of Regulation D promulgated thereunder due to the fact that the Offering did not involve a public offering of securities.

From February 1, 2008 through the date of this filing on Form 8-K, the Company sold an aggregate of 355,000 common shares to accredited investors only, with gross proceeds of $710,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 21, 2008	AFH Holding III, Inc.

	By:	/S/ AMIR F. HESHMATPOUR
Amir F. Heshmatpour
President